Exhibit 32.4

Certification of Chief Financial Officer Pursuant to 18 U.S.C. Section 1350, as

Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

Pursuant to 18 U.S.C. § 1350, as created by Section 906 of the Sarbanes-Oxley Act of 2002, the undersigned officer of Digital Realty Trust, Inc., in its capacity as the sole general partner of Digital Realty Trust, L.P. (the “Operating Partnership”), hereby certifies, to such officer’s knowledge, that:

(i)     the accompanying Annual Report on Form 10-K of the Operating Partnership for the year ended December 31, 2021 (the “Report”) fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended; and

(ii)    the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Operating Partnership at the dates and for the periods indicated.

Date: February 25, 2022
/s/ ANDREW P. POWER
Andrew P. Power
President & Chief Financial Officer Digital Realty Trust, Inc., sole general partner of Digital Realty Trust, L.P.

Pursuant to Securities and Exchange Commission Release 33-8238, dated June 5, 2003, this certification is being furnished and shall not be deemed filed by the Company for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or incorporated by reference in any registration statement of the Operating Partnership filed under the Securities Act of 1933, as amended.

A signed original of this written statement required by Section 906 has been provided to the Operating Partnership and will be retained by the Operating Partnership and furnished to the Securities and Exchange Commission or its staff upon request.